                                                                                                                                                                                                                                                EXHIBIT 10.1

AGREEMENT RELATING TO CERTAIN SECURITIES ISSUED

BY MARKLAND TECHNOLOGIES, INC. AND TECHNEST HOLDINGS, INC.

THIS AGREEMENT (this "Agreement"), dated October 4, 2005, by and among certain holders of Markland and Technest securities whose signatures are affixed below (the "Holders"), Markland Technologies, Inc., a Florida corporation (the "Company"), and Technest Holdings, Inc., a Nevada corporation ("Technest"), a majority owned subsidiary of the Company.

W I T N E S S E T H  T H A T:

WHEREAS, the parties wish to amend certain agreements relating to securities issued by the Company and Technest, currently held by the Holders, and the parties agree that it is in each of their best interest to amend the agreements in light of recent corporate structural changes on the part of the Company and Technest as more fully described in the Company’s 8-K dated August 18, 2005;

WHEREAS, Holders currently hold shares of the Company's Series D Cumulative Convertible Preferred Stock, $.0001 par value per share (the "Series D Preferred Stock"), shares of Technest's Series B Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), shares of Technest's Series C Preferred Stock, $.001 par value per share (the "Series C Preferred Stock"), among other securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound by this Agreement, agree as follows:

1.

Series D Preferred Stock Restriction Agreement.  Except as provided in Section 3 of the Series D Preferred Stock Restriction Agreement relating to the filing of the Private Equity Credit Agreement as amended hereby, the Series D Preferred Stock Restriction Agreement, dated January 5, 2005 between the Company and James LLC (the "Restriction Agreement"), shall terminate upon the earlier to occur of (a) full payment by the Company or conversion of all outstanding Convertible Notes due to Oasis and Harbor View Capital or their affiliates as of the date of this Agreement or (b) January 15, 2006.  The Company shall enter into a Private Equity Credit Agreement with Brittany Capital Management Ltd. (the "Investor") on usual and customary terms in the amount of $5,000,000, and shall use its best efforts to file a registration statement providing for the resale by the Investor of common stock sold to the Investor under the Equity Line Agreement of at least $1,000,000 in value, among other shares as provided for herein, as soon as practical but no later than October 17, 2005 (the "October Registration Statement").  The Company agrees to issue to the Investor $150,000 in value of its restricted common stock, at 4 cents per share (3,750,000 shares) upon the execution of this Agreement in lieu of its existing obligation to deliver cash to the Investor for failure to effect a registration statement by June 15, 2005, pursuant to Section 3(d) of the Restriction Agreement.  Such shares shall be included in the October Registration Statement.  Failure to have the October Registration Statement declared effective by November 30, 2005 shall require the Company to pay $50,000 per month or pro-rata portion thereof, as liquidated damages, to be paid at the beginning of each month to the Investor until the date of effectiveness of the October Registration Statement.  Liquidated damages shall be payable in the Company’s restricted common stock at the lesser of four (4) cents or the average of the closing bid prices for its common stock for the five (5) days immediately preceding the due date.  Restricted common stock representing the liquidated damages shall be included in the October Registration Statement.

2.

Series D Preferred; Authorized Shares.  The Company agrees to use its best efforts to receive shareholder approval for additional authorized shares (and/or a reverse stock split) by filing a proxy statement in the event that the existing authorized but unissued shares are insufficient for processing conversions of the Series D Preferred Stock within sixty (60) days of the event of any shortfall. If the Company is unable to issue shares upon the conversion of Series D Preferred Stock for a period of three (3) months of the event of any shortfall in authorized shares, the Company agrees to negotiate in good faith for the exchange of the outstanding shares of Series D Preferred Stock then held by the Holders for other marketable securities or assets held by the Company.

3.

Warrants.

Concurrently with the execution of this Agreement, the Company shall deliver to Southridge Partners LP the warrant to purchase 568,750 shares of Common Stock with an exercise price of $0.34 per share in accordance with the agreement entered into on March 29, 2005 with Southridge Partners LP and certain other investors as more fully described in the Company’s current report on Form 8-K filed with the SEC on April 4, 2005.  As further consideration for other arrangements set forth herein, the Company shall issue to Greenfield Capital Partners LLC a new warrant to purchase 750,000 shares of Common Stock with an exercise price of $0.34 per share and an expiration of February 10, 2010.

4.

Exchange Agreement; Liquidated Damages Series B Preferred Stock;  Concurrently with the execution of this Agreement, the Company and Holders of Technest Series B Preferred Stock shall enter into an exchange agreement identical to that certain Exchange Agreement among the Company and certain Investors, dated June 20, 2005, as further outlined in the Company’s 8-K filed June 24, 2005.  Shares of the Company’s common stock underlying conversions of the resulting Series D Preferred Stock shall be included in the October Registration Statement.  The Company shall issue restricted common stock in value equal to the liquidated damages currently due the Holders, as amended hereby, in connection with that certain Registration Rights Agreement, dated February 14, 2005 among the Company and the Holders associated with the Series B Preferred Stock (the "Series B Registration Rights Agreement").  Beginning on the Effectiveness Date, as defined in the Series B Registration Rights Agreement, and continuing through the effective date of the October Registration Statement, liquidated damages for failure to have declared effective the October Registration Statement shall accrue in an amount equal to four percent (4%) per month, or pro-rata portion thereof, of the Stated Value of the Series B Preferred Stock held by Holders.  Liquidated damages shall be payable at the beginning of each calendar month in the Company’s restricted common stock at the lesser of four (4) cents or the average of the closing bid prices for its common stock for the five (5) days immediately preceding the due date.  Restricted common stock representing the liquidated damages shall be included in the October Registration Statement.

5.

Net Warrant Exercise; Liquidated Damages. Concurrently with execution of this Agreement, Technest shall issue restricted common stock to the Holders equal in value to the liquidated damages currently due to Holders, as amended hereby, in connection with that certain Registration Rights Agreement, dated February 14, 2005 among Technest and the Holders of the Series C Preferred Stock (the "Series C Registration Rights Agreement").  Beginning on the Effectiveness Date, as defined in the Series C Registration Rights Agreement, and continuing through the effective date of a registration statement to be filed by Technest providing for the resale by the Holders of shares of common stock underlying conversions of the Series C Preferred Stock, liquidated damages for failure to have declared effective such registration statement shall accrue in an amount equal to four percent (4%) per month, or pro-rata portion thereof, of the Stated Value of the Series C Preferred Stock held by Holders.  Liquidated damages shall be payable at the beginning of each calendar month in restricted common stock at the lesser of five(5) dollars or the average of the closing bid prices of the common stock for the five (5) days immediately preceding the due date.

Technest shall promptly issue shares of common stock to Holders of Technest warrants issued February 14, 2005 in connection with such Holder's election to exercise its net exercise option, as provided in such warrant ("Net Exercise Shares"). The date of exercise for the Net Exercise Shares shall be deemed to be effective as of August 1, 2005. Beginning on the date of exercise of the Net Exercise Shares and continuing through the effective date of a registration statement listing such shares for resale, liquidated damages in respect of the Net Exercise Shares shall accrue in an amount equal to four percent (4%) per month, or pro-rata portion thereof, of the market value of the Net Exercise Shares as of the date of exercise.  Liquidated damages shall be payable at the beginning of each calendar month in restricted common stock at the lesser of five (5) dollars or the average of the closing bid prices of the common stock for the five (5) days immediately preceding the due date.

6.

Mutual Releases. Effective upon the mutual execution hereof, each of the Company and Technest on the one hand, and each of the Holders on the other hand, for each such entity and on behalf of all the affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns of such entity (each a "Releasing Party"), hereby releases and forever discharges each other entity and its direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, arising prior to the date of this Agreement, that a Releasing Party may have had, may now have or may hereafter acquire with respect to any matters whatsoever under, relating to or arising from any prior Purchase Agreement or Registration Agreement relating to any security issued by the Company and Technest to the Holders, and the agreements entered into in connection therewith.  Notwithstanding the foregoing sentence, the release by the Holders of each of the Company and Technest is contingent upon the satisfaction of each the obligations of each the Company and Technest created by this Agreement, and such release by Holders of the Company and Technest, shall become void in the event that either the Company or Technest is in breach of any of the terms of this Agreement.

7.

Continued Listing.

Each of  the Company and Technest covenants to (a)  comply at all times with the reporting requirements of the Securities Exchange Act of 1934 and (b) maintain its current listing on the NASD Bulletin Board (or a national exchange should its shares be listed on such exchange).

8.

Amendment.  This Agreement may not be amended, waived, restated, modified or assigned in any manner except by a written agreement executed by each of the parties hereto.

9.

Counterparts.  This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

10.

Enforceability.  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

      11.

    Governing Law.  The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of New York, without regards to principles of conflicts of law, and the federal laws of the United States of America applicable therein. Each party hereby submits to the exclusive jurisdiction of the United States Federal and state courts located in New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

     12.

Jury Trial Waiver.  Each party hereby waives a trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other in respect of any matter arising out of or in connection with this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement as of the day and year first above written.

MARKLAND TECHNOLOGIES, INC.

By: /s/ Robert Tarini____________

    Title: Chief Executive Officer

TECHNEST HOLDINGS, INC.

By: /s/ Robert Tarini____________

    Title: Chief Executive Officer

JAMES LLC

By:  Navigator Management Ltd.

By: /s/ Arlene DeCastro_________

                    Title:  Director

By: /s/ Leslie Elliott           _______

        Title: Director

SOUTHRIDGE PARTNERS LP

By: /s/ Stephen Hicks

SOUTHSHORE CAPITAL FUND LTD.

By:  Navigator Management Ltd.

By: /s/ David Sims________

GREENFIELD CAPITAL PARTNERS LLC

By: /s/ Michael Byl

        Title: President